Exhibit 99.1

Management Presentation February 2009

Notice on Forward Looking Statements This presentation as well as oral statements made by officers or directors of Allegiant Travel Company, its advisors and affiliates (collectively or separately, the "Company") will contain forward-looking statements that are only predictions and involve risks and uncertainties. Forward-looking statements may include, among others, references to future performance and any comments about our strategic plans. There are many risk factors that could prevent us from achieving our goals and cause the underlying assumptions of these forward-looking statements, and our actual results, to differ materially from those expressed in, or implied by, our forward-looking statements. These risk factors and others are more fully discussed in our filings with the Securities and Exchange Commission. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The Company cautions users of this presentation not to place undue reliance on forward looking statements, which may be based on assumptions and anticipated events that do not materialize.

Allegiant Travel Company $mm Highlights Excellent balance sheet Lowest costs Profitable last 24 quarters (1) Unique, expandable & defensible Leisure, small cities, MD-80s Ancillary revenue Profitable every quarter of 2008 Unique in the US Accomplished without hedges Highest operating margins: 4Q08: 23.4% FY08: 11.1% Revenue Operating Profit Operating Margin Excluding non-cash mark-to-market hedge adjustments and 4Q06 one-time tax adjustment

Nationwide Expected at May 31, 2009: 69 cities, 117 routes, 42 aircraft

Low Frequency We don’t fly much on any one route even during “busy” times

Minimal Direct Competition At YE2007, competition on nine routes YE2008: two Head-to-head competition on only two routes To date, only one airline has entered our routes That attempt lasted a year and has not been repeated Other airlines appear to see us as an annoyance, not a threat YE 2008 YE 2007

Exceptional Performance Quarter over Quarter One of the strongest revenues/passenger Substantially leveraged to fuel price decline In 2008 we made the airline profitable at fuel-spike prices. This hard work is now paying off in the form of strong margins Strong revenue despite difficult economic environment 4Q08 3Q08 %Change System per passenger ($): Revenue 121 120 1 Fuel expense 37 58 -36 Operating expense, excluding fuel 56 53 6 Total operating expense 93 112 -26 Operating profit 28 8 250 Operating margin 23% 7% Passengers per departure 131 137 -4

1Q09 Scheduled Revenues Should Be Robust 1Q09 revenue/passenger should be similar to 1Q07, but with: Shorter stage length Significantly higher load factor Therefore 1Q09 RASM should: Greatly exceed 1Q07 RASM Be similar to 1Q08 RASM 1Q scheduled revenues Ancillary RASM (cents) Air fare RASM (cents) Total revenue/ scheduled passenger Loadfactor Total scheduled RASM

We focus flying on days we can make money Substantial Frequency Variation by Day, Week, Month Average daily scheduled flights, by month Daily scheduled flights 2008 2007 2009E

Best Costs 2008 cost per passenger vs length of haul, in miles 2008 cost per passenger, ex-fuel vs length of haul, in miles Source: public filings of the respective companies.

Best Operating Margins 2008 operating margins 2008 pre-tax margins Source: public filings of the respective companies. Without Southwest Hedge (11.8 pp)

Capitalization (mm, except number of owned aircraft) YE2008 Sep 30, 2008 YE2006(1) Cash, cash equivalents and Short-term investments $174.8 $138.6 $136.1 Net of Air traffic liability 105.8 60.8 90.8 Total assets 424.0 402.6 305.7 Total debt 64.7 70.1 72.8 Owned aircraft (including capitalized leases) 41 41 22 Retained earnings 85.8 67.6 19.1 Total shareholders’ equity $233.9 $214.5 $153.5 Total capitalization $298.6 $284.6 $226.3 Total debt/book capitalization 21.7% 24.6% 32.2% Adjusted total debt/adjusted book capitalization(2) 26.5% 30.4% 41.4% Adjusted debt/EBITDAR(2) 1.0x 1.6x 3.2x Total debt/cash 0.37x 0.51x 0.53x First Post-IPO balance sheet Adjusted for 7x LTM Rent Expense of $5.1mm in 2006, $3.3mm in YE3Q08 and $2.8mm in 2008

Growth Reduced 2008 capacity because of oil price run-up Cut capacity in many markets by 25%+ to force up fares For example, cut many 6x/wk markets to 4x/wk in Summer 2008 $100/barrel price drop margins at record level: 23.4% in 4Q08 15-20% growth is reasonable, even conservative Much driven by simply adding off-peak travel dropped last summer Note: we’ve announced 25 new routes since Aug 1, 2008 Current guidance: 1Q09 2Q09 Departures “at least” 5% 15% ASMs “at least” 7% 20% NOT INCLUDING capacity from new base to be announced Resuming reasonable growth

Growth 25 New Routes Announced Since August 1, 2008 13 new routes between existing cities 12 new routes involving 10 new cities New routes to new cities Connect the dots

The Las Vegas “Problem” Casinos are in trouble, we’re not LAS is doing fine (for us)! Casinos have the problem – not ALGT 90% of traffic on LAS routes generated in small cities Room prices down 40% stimulates travel LAS ~ 1/3 of 2009 scheduled capacity 12 aircraft, down two from 2007 But 2008 LAS pax the same as 2007 LAS departures up in 2009, due to: Shorter stage lengths More off-peak flying

ALGT Features No international exposure No premium travel exposure No pension issues No fuel hedge overhang Minimal debt, minimal capex Best profits, balance sheet, liquidity Facing fewer issues than most

Management Presentation February 2009